State of Delaware

                        Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "BURLINGTON RESINS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 1994, AT 9 O'CLOCK A.M.

     CERTIFICATE OF OWNERSHIP, FILED THE SECOND DAY OF JULY, A.D. 1999, AT 9:05 O'CLOCK A.M.


                                            /s/ Edward J. Freel
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

                                            AUTHENTICATION: 0483923
                                            DATE: 06-07-00

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/26/1994
                                                             944181249 - 2438167

                          CERTIFICATE OF INCORPORATION

                                       OF

                            BURLINGTON RESINS, INC.

                         ------------------------------

     FIRST. The name of the Corporation shall be:

                            BURLINGTON RESINS, INC.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

     Six Thousand Five Hundred (6,500) shares of which Five Thousand (5,000) shares with no par value are Common Stock and One Thousand Five Hundred (1,500) shares with no par value are Preferred Stock.

     FIFTH. The name and address of the incorporator is as follows:

                                    Lisa G. Mulligan
                                    Corporation Service Company
                                    1013 Centre Road
                                    Wilmington, DE 19805

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-sixth day of September, A.D., 1994.


                                            /s/ Lisa G. Mulligan
                                            --------------------------------
                                            Lisa G. Mulligan
                                            Incorporator


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


                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                               OZITE CORPORATION
                                      INTO
                            BURLINGTON RESINS, INC.

                    ---------------------------------------

                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware

                    ---------------------------------------


     Ozite Corporation ("Merger Co."), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify that:

     FIRST: Burlington Resins, Inc., a Delaware corporation ("Burlington") was incorporated on September 26, 1994, pursuant to the General Corporation Law and is existing thereunder.

     SECOND: Merger Co. was incorporated on May 16, 1990, pursuant to the General Corporation Law and is existing thereunder.

     THIRD: Merger Co. owns of record over 90% of the outstanding shares of Common Stock (the "Shares") of Burlington, the Shares being the only stock of Burlington outstanding.

     FOURTH: By unanimous written consent dated as of July 1st, 1999, the board of directors of Merger Co. adopted the following resolutions providing for the merger (the "Merger") of Merger Co. into Burlington, which resolutions have not been amended or rescinded and are in full force and effect:

          RESOLVED, that pursuant to Section 253 of the General Corporation Law of the State of Delaware, Ozite Corporation ("Merger Co.") shall be merged with and into Burlington Resins, Inc. ("Burlington") (the "Merger"), whereupon the separate existence of Merger Co. shall cease, and Burlington shall be the surviving corporation.

               RESOLVED, that the Merger is hereby approved pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware.

               RESOLVED, that the Merger shall become effective on July 3, 1999 (the "Effective Time").

               RESOLVED, that at the Effective Time the Certificate of Incorporation of the surviving corporation shall be amended so that Article FOURTH thereof shall read as follows:

               "FOURTH: The total number of shares of stock which this corporation is authorized to issue is our one hundred (100) shares of Common Stock, par value $.01 per share."

               RESOLVED, that at the Effective Time the surviving corporation shall issue common stock pro rata to the holder of common stock of Merger Co. on surrender of any certificates therefor, as follows: the surviving corporation shall issue to the holder of shares of Merger Co.'s common stock, no par value 100 shares of common stock, par value $.01 per share, of the surviving corporation.

               RESOLVED, that at the Effective Time each share of common stock, par value $0.01 per share, of PS&T outstanding immediately prior to the Effective Time shall be retired.

               RESOLVED, that the officers of Merger Co. are authorized on behalf of Merger Co. to take any and all actions, to execute, deliver and file any and all documents, agreements and instruments (including, without limitation, a Certificate of Ownership and Merger in the form presented to the Board) and to take and all steps deemed by any such officer to be necessary or appropriate to carry out the purpose and intent of each of the foregoing resolutions, and all actions heretofore taken by any of them in furtherance thereof are hereby ratified and confirmed in all respects.

     FIFTH: By written consent dated June 30, 1999 pursuant to Section 228 of the General Corporation Law, having waived notice pursuant to Section 229 thereof, the holder of all the outstanding capital stock of Merger Co. approved the Merger.

         IN WITNESS WHEREOF, Merger Co. has caused this Certificate of Ownership and Merger to be executed in its corporate name by its duly authorized officer this 1st day of July, 1999.


                                            OZITE CORPORATION



                                            By: /s/ F. Patrick Smith
                                                --------------------------
                                                Name:  F. Patrick Smith
                                                Title: Chief Executive Officer





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